UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street Suite 4800 San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01             NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On December 12, 2011, FiberTower Corporation received a notice from the Listing Qualifications Department of the Nasdaq Stock Market (the “Department”) notifying FiberTower that it has failed to meet the minimum bid price requirements for continued listing set forth in Nasdaq Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”), which requires listed companies to maintain a minimum bid price of $1.00 per share.  The notice has no effect at this time on the listing of FiberTower’s common stock on the Nasdaq Global Market, and FiberTower’s common stock will continue to trade on the Nasdaq Global Market under the symbol “FTWR.”

In accordance with Marketplace Rule 5810(c)(3)(A), FiberTower has 180 calendar days to regain compliance with the Minimum Bid Price Rule.  The Department will provide written notification to FiberTower that it has achieved compliance with the Minimum Bid Price Rule if, at any time before June 11, 2012, the minimum bid price of FiberTower’s common stock closes at $1.00 per share or more for at least 10 consecutive trading days. If FiberTower does not regain compliance with the Minimum Bid Price Rule by the required deadline, FiberTower’s common stock will be subject to delisting from the Nasdaq Global Market.

ITEM 7.01             REGULATION FD DISCLOSURE

FiberTower previously announced that it had elected not to make the $1.3 million semi-annual interest payment due on November 15, 2011, with respect to its 9.00% Convertible Senior Secured Notes Due 2012 (CUSIP Nos. 31567RAA8 and 31567RAC4) (the “2012 Notes”).  The indenture governing the 2012 Notes provides that the failure to make such payment constitutes an event of default after a 30-day cure period, which expired on December 15, 2011.  As a result of FiberTower’s continuing nonpayment of this installment of interest on the 2012 Notes, an event of default now exists under the indenture governing the 2012 Notes.  The expiration of the cure period for this installment of interest under the 2012 Notes also constitutes an event of default on the Company’s 9.00% Senior Secured Notes Due 2016 (CUSIP Nos. 31567RAG5 and 31567RAF7) (the “2016 Notes”).  Recently, FiberTower commenced discussions with certain holders of the 2016 Notes and continues to evaluate all options available to manage its debt.

On December 16, 2011, FiberTower issued a press release disclosing the foregoing matters.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.  The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description

99.1	Press release dated December 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: December 16, 2011	By:	/s/ Thomas A. Scott
		Name:	Thomas A. Scott
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated December 16, 2011.